UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2018

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (732) 243-9250

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2018, Ameri Holdings, Inc. (the “Company”) entered into an Amendment to 6% Unsecured Promissory Note and Waiver Agreement (the “Amendment”) by and between the Company and Moneta Ventures Fund I, L.P. (“Moneta”). The Amendment amends the terms of the Company’s 6% Unsecured Promissory Note Due June 30, 2018, issued on March 20, 2017, by and between the Company and Moneta (the “Note”). Among other things, the Amendment provides for the extension of the maturity of the Note to August 31, 2018, amendment of the payment terms of the Note, waiver by Moneta of the existence of any Company event of default pursuant to the Note as of February 28, 2018 and waiver by the Company of certain restrictions with respect to the resale of certain restricted common stock of the Company held by Moneta.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to 6% Unsecured Promissory Note and Waiver Agreement, dated February 28, 2018, by and between Ameri Holdings, Inc. and Moneta Ventures Fund I, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2018	AMERI HOLDINGS, INC.

	By:	/s/ Viraj Patel
		Name:	Viraj Patel
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to 6% Unsecured Promissory Note and Waiver Agreement, dated February 28, 2018, by and between Ameri Holdings, Inc. and Moneta Ventures Fund I, L.P.